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                                                                     Exhibit (j)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated March 16, 2005, relating to the financial statements and financial highlights which appears in the January 31, 2005 Annual Report to Shareholders of the AEW Real Estate Fund, a series of the IXIS Advisor Funds Trust IV (formerly known as CDC Nvest Companies Trust I), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Experts", "Independent Registered Public Accounting Firm" and "Financial Statements" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Boston, MA
April 29, 2005